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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-174335, and Form S-8 Nos. 333-170788, 333-47543, 333-53292, 333-75372, 333-75374, 333-138713, 333-147738 and 333-155540) of ImmunoGen, Inc. and in the related Prospectus of our reports dated August 29, 2013, with respect to the consolidated financial statements and schedule of ImmunoGen, Inc. and the effectiveness of internal control over financial reporting of ImmunoGen, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 29, 2013

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm